EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Technip-Coflexip’s Registration Statement on Form S-8 of our report March 21, 2001 relating to the consolidated financial statements of Coflexip S.A. that appear on Page F-86 to F-115 of Technip-Coflexip’s Annual Report on Form 20-F for the year ended December 31, 2001.

Ernst & Young Audit

Represented by:	/s/ John Mackey

Paris, France
June 11, 2002

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